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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-15784, 2-71584, 2-75314, 33-26002, 33-42973,
33-42982, 33-42975 33-55362, 33-88662 and 333-03003) of KLA Instruments
Corporation of our report dated August 7, 1996, appearing on page 24 of the 1996 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.








Price Waterhouse LLP

San Jose, California
September 26, 1996

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